Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: up to $250,000	Dated as of September 8, 2022

(as set forth on the Schedule of Borrowings attached hereto)

Authentic Equity Acquisition Corp., a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of Authentic Equity Sponsor LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to Two Hundred and Fifty Thousand U.S. dollars ($250,000) (as set forth on the Schedule of Borrowings attached hereto) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance (including accrued and unpaid interest) of this Note shall be payable by the Maker on the consummation of the Maker’s initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination” and such date, the “Maturity Date”). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder. Payee understands that if a Business Combination is not consummated, this Note will not be repaid and all amounts owed hereunder will be forgiven except to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering.

2. Interest. Interest shall accrue on the unpaid and outstanding principal balance of this Note at the lowest short-term Applicable Federal Rate (within the meaning of Internal Revenue Code Section 1274) on the date of issue. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

3. Drawdown Requests. Maker and Payee agree that Maker may request up to Two Hundred and Fifty Thousand Dollars ($250,000) for costs reasonably related to Maker’s initial public offering of its securities or for other general working capital purposes. The principal of this Note may be drawn down from time to time prior to the the date on which Maker consummates a Business Combination, upon written request from Maker to Payee (each, a “Drawdown Request”) and subject to the sole discretion of Payee to fund the request. Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than One Thousand Dollars ($1,000) unless agreed upon by Maker and Payee. Payee shall have sole discretion to fund each Drawdown Request and the maximum amount of drawdowns collectively under this Note is Two Hundred and Fifty Thousand Dollars ($250,000). No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges, then to the payment in full of any accrued but unpaid interest and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount or interest due pursuant to this Note within five (5) business days of the date specified above or issue warrants pursuant to Section 6 hereof, if so elected by the Payee.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Conversion.

(a) Optional Conversion. At the option of the Payee, at any time on or prior to the Maturity Date, any amounts outstanding under this Note (or any portion thereof), up to $250,000 in the aggregate, may be converted into warrants to purchase Class A ordinary shares of the Maker (“Class A Shares”) at a conversion price (the “Conversion Price”) equal to $1.00 per warrant (“Warrants”). If the Payee elects such conversion, the terms of such Warrants issued in connection with such conversion shall be identical to the warrants issued to the Payee in the private placement that closed on January 20, 2021 (the “Private Placement Warrants”) in connection with the Maker’s initial public offering (the “IPO”); provided, however, that the Warrants shall not be subject to forfeiture in connection with the Business Combination and that each Warrant shall entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants. Before this Note may be converted under this Section 6(a), the Payee shall surrender this Note, duly endorsed, at the office of the Maker and shall state therein the amount of the unpaid principal of this Note to be converted and the name or names in which the certificates for Warrants are to be issued (or the book-entries to be made to reflect ownership of such Warrants with the Maker’s transfer agent). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Warrants upon such conversion shall be treated for all purposes as the record holder or holders of such Warrants as of such date. Each such newly issued Warrant shall include a restricted legend that contemplates the same restrictions as the Private Placement Warrants. The Warrants and Class A Shares issuable upon exercise of the Warrants shall constitute “Registrable Securities” pursuant to that certain Registration and Shareholder Rights Agreement entered into on January 20, 2021 among the Maker, the Payee and certain other security holders named therein.

(b) Remaining Principal. All accrued and unpaid principal of this Note that is not then converted into Warrants pursuant to this Section 6 shall continue to remain outstanding and to be subject to the conditions of this Note.

(c) Fractional Warrants; Effect of Conversion. No fractional Warrants shall be issued upon conversion of this Note. In lieu of any fractional Warrants to the Payee upon conversion of this Note, the Maker shall pay to the Payee an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a Warrant not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 6(c), this Note shall be cancelled and void without further action of the Maker or the Payee, and the Maker shall be forever released from all its obligations and liabilities under this Note.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, the accrued and unpaid interest and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, the accrued and unpaid interest and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account to be established in which the proceeds of the IPO conducted by the Maker (including the deferred underwriters discounts and commissions) and certain of the proceeds of the sale of the warrants issued in a private placement to occur in connection with the consummation of the IPO are to be deposited, as described in greater detail in the registration statement and prospectus to be filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Authentic Equity Acquisition Corp.
a Cayman Islands exempted company

By:	/s/ David Hooper
Name:	David Hooper
Title:	Chairman and Chief Executive Officer

SCHEDULE OF BORROWINGS

The following increases or decreases in this Promissory Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Promissory Note	Amount of increase in Principal Amount of this Promissory Note	Principal Amount of this Promissory Note following such decrease or increase